                                                                    Exhibit 10.3

                             GROUND LEASE AGREEMENT


                                 BY AND BETWEEN


                          GATEWAY ECONOMIC DEVELOPMENT
                        CORPORATION OF GREATER CLEVELAND


                                       AND


                       CLEVELAND INDIANS BASEBALL COMPANY
                               LIMITED PARTNERSHIP






                            DATED AS OF JULY 3, 1991



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                                TABLE OF CONTENTS

ARTICLE I       DEFINITIONS.................................................  2

ARTICLE II      LEASED PREMISES............................................. 11

ARTICLE III     GATEWAY'S CONSTRUCTION OBLIGATIONS.......................... 11

ARTICLE IV      TERM........................................................ 11
                4.1  Term................................................... 11
                4.2  Termination............................................ 11

ARTICLE V       RENT........................................................ 12

ARTICLE VI      ALTERATIONS BY THE LESSEE................................... 12

ARTICLE VII     USE OF THE FIELD............................................ 13
                7.1  Lessee's Use........................................... 13
                7.2  Gateway's Use.......................................... 14
                7.3  Operator's Use......................................... 14
                7.4  Special Events......................................... 14
                7.5  Lessee's Management Approval Rights.................... 15

ARTICLE VIII    INSURANCE AND SUBROGATION................................... 16
                8.1  Gateway's Insurance.................................... 16
                8.2  Lessee's Insurance..................................... 16
                8.3  Insurance Requirements................................. 17
                8.4  Certificates........................................... 17
                8.5  Waiver of Subrogation.................................. 17

ARTICLE IX      MAINTENANCE OF AND REPAIRS TO THE BASEBALL FACILITY......... 18
                9.1  Gateway Obligations.................................... 18
                9.2  Maintenance and Repair Procedures...................... 18
                9.3  Capital Repairs Fund................................... 18
                9.4  Capital Repairs........................................ 19
                9.5  Lessee's Self-Help..................................... 20

ARTICLE X       REAL ESTATE AND PERSONAL PROPERTY TAXES..................... 20

ARTICLE XI      RIGHT OF ENTRY AND INSPECTION............................... 21

ARTICLE XII     DEFAULT AND REMEDIES........................................ 21
                12.1 Default by Lessee...................................... 21
                12.2 Gateway's Remedies..................................... 22
                12.3 Default by Gateway..................................... 23
                12.4 Lessee's Remedies...................................... 24
                12.5 General Provisions..................................... 24

ARTICLE XIII    SURRENDER OF THE FIELD...................................... 25
                13.1 General................................................ 25
                13.2 Alterations and Improvements........................... 25
                13.3 Lessee's Property...................................... 26


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                                                                            Page
                                                                            ----

                13.4 Abandoning Premises or Personal Property............... 26

ARTICLE XIV     DAMAGE TO THE FIELD......................................... 26

ARTICLE XV      INDEMNIFICATION............................................. 27
                15.1 Lessee Indemnification................................. 27
                15.2 Gateway Indemnification................................ 28
                15.3 Procedure Regarding Indemnification.................... 28
                15.4 Limitation............................................. 29

ARTICLE XVI     ASSIGNMENT.................................................. 29
                16.1 Assignment by Lessee................................... 29
                16.2 Subletting............................................. 30
                16.3 Assignment by Lessor................................... 30
                16.4 Assignees and Subtenants............................... 30

ARTICLE XVII    EMINENT DOMAIN.............................................. 30
                17.1 Termination for Condemnation........................... 30
                17.2 Allocation of Award.................................... 31
                17.3 Performance of Work.................................... 31
                17.4 Temporary Taking....................................... 31

ARTICLE XVIII   UNTENANTABILITY............................................. 32

ARTICLE XIX     CONDITIONS.................................................. 32

ARTICLE XX      REPRESENTATIONS BY LESSEE................................... 33
                20.1 Valid Existence........................................ 33
                20.2 Power; No Limitation on Ability to Perform............. 33
                20.3 Valid Execution........................................ 34
                20.4 Defaults............................................... 34
                20.5 Good Standing of Baseball Corporation.................. 34
                20.6 Power of Baseball Corporation.......................... 34
                20.7 Valid Execution by Baseball Corporation................ 34
                20.8 Compliance with Laws................................... 35
                20.9 Maintenance of Good Standing in League................. 35

ARTICLE XXI     REPRESENTATIONS BY GATEWAY.................................. 35
                21.1 Valid Existence........................................ 35
                21.2 Power; No Limitation on Ability to Perform.............35
                21.3 Valid Execution........................................ 35
                21.4 Defaults............................................... 36
                21.5 Compliance with Laws................................... 36
                21.6 Title.................................................. 36
                21.7 Three Party Agreement and Central Market Community
                     Development Plan....................................... 36

 ARTICLE XXII   SUBORDINATION, NONDISTURBANCE AND ATTORNMENT................ 36

 ARTICLE XXIII  ESTOPPEL CERTIFICATE BY LESSEE.............................. 37

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                                                                            Page
                                                                            ----
 ARTICLE XXIV   MISCELLANEOUS............................................... 38
                24.1  Force Majeure......................................... 38
                24.2  Amendment; Waiver..................................... 38
                24.3  Consent............................................... 38
                24.4  Severability.......................................... 39
                24.5  Covenant of Quiet Enjoyment........................... 39
                24.6  Recordation of Lease.................................. 39
                24.7  Prorations............................................ 39
                24.8  Terms................................................. 39
                24.9  Captions.............................................. 39
                24.10 Binding Effect........................................ 40
                24.11 Agreement Contains All Terms.......................... 40
                24.12 Only Landlord-Tenant Relationship..................... 40
                24.13 Notices............................................... 40
                24.14 Applicable Law........................................ 41
                24.15 Cross References...................................... 41
                24.16 Representatives....................................... 41
                24.17 Effective Date........................................ 41
                24.18 Antidiscrimination Clause............................. 42
                24.19 Accord and Satisfaction............................... 42
                24.20 No Merger............................................. 42
                24.21 Further Assurances.................................... 42
                24.22 Joint Promotion of Baseball........................... 42
                24.23 Retained Revenues..................................... 43
                24.24 No Third Party Beneficiary............................ 43
                24.25 Conforming Amendments................................. 43
                24.26 Counterparts.......................................... 43

 ARTICLE XXV    LEGAL OPINIONS.............................................. 43
                25.1  Lessee's Legal Opinion................................ 43
                25.2  Gateway's Legal Opinion............................... 43

 ARTICLE XXVI   LEAGUE APPROVAL............................................. 43

 ARTICLE XXVII  THREE PARTY AGREEMENT AND CENTRAL MARKET COMMUNITY
                DEVELOPMENT PLAN............................................ 44





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                             GROUND LEASE AGREEMENT


                  THIS GROUND LEASE AGREEMENT (this "Agreement") is made as of this 3rd day of July, 1991, by and between GATEWAY ECONOMIC DEVELOPMENT CORPORATION OF GREATER CLEVELAND, a nonprofit corporation organized under the laws of the State of Ohio (hereinafter referred to as "Gateway"), and CLEVELAND INDIANS BASEBALL COMPANY LIMITED PARTNERSHIP, an Ohio limited partnership (hereinafter referred to as the "Lessee").

                                    RECITALS:

                  A. Gateway intends to construct a baseball park with related amenities (the "Ballpark") on a portion of the Central Market Square Site located in the City of Cleveland, Ohio (the "City"), being more fully described in the Lease Agreement (hereinafter defined).

                  B. The Lessee is the holder of the franchise for the City issued by the American League of Professional Baseball Clubs (the "American League") and is the owner of the Cleveland Indians professional baseball team (the "Team").

                  C. Gateway and the Operator (hereinafter defined), shall execute and deliver a Management Agreement (the "Management Agreement"), pursuant to which the Operator shall be obligated to perform certain duties and obtain certain rights with respect to the management, operation and maintenance of the Baseball Facility.

                  D. Gateway and the Lessee shall execute and deliver a Lease Agreement (the "Lease Agreement"), pursuant to which Gateway shall lease to the Lessee Gateway's interest in the Ballpark Land and the Ballpark Improvements (both as hereinafter defined).

                  E. Gateway desires to lease to the Lessee, and the Lessee is desirous of leasing from Gateway, Gateway's fee interest in all of the real property constituting the baseball playing field area of the Central Market Square Site more fully described on Exhibit A attached hereto and made a part hereof (the "Field"), together with all of the improvements to be constructed thereon and all permanent improvements, additions, alterations, fixtures, equipment and installations constructed, provided or added thereto by Gateway or the Lessee at any time (the "Field Improvements").

                  NOW, THEREFORE, in consideration of the premises, the rents reserved and the covenants and agreements contained herein, the parties do hereby agree as follows:




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                                    ARTICLE I
                                    ---------

                                   DEFINITIONS

                  As used in this Agreement and unless otherwise expressly indicated, the following terms shall have the following meanings:

                  "ACTION" shall mean any demand, assertion, claim, action, or proceeding, judicial or otherwise.

                  "AFFILIATE(S)" shall mean as to any named individual or entity: (a) any individual or entity directly or indirectly owning, controlling or holding with power to vote, fifty percent (50%) or more of the outstanding voting interests of such named entity; (b) any entity fifty percent (50%) or more of whose outstanding voting interests are, directly or indirectly, owned, controlled or held with power to vote by such named individual or entity; (c) any entity or individual directly or indirectly controlling, controlled by or under common control (using ownership of fifty percent (50%) or more of the outstanding voting interests as a test for determining control with respect to an entity) with such named individual or entity; (d) any trustee, officer, director or general partner of such named entity; or (e) if a named individual or entity is an officer, director, general partner, trustee of an entity, such entity.

                  "AGREEMENT" shall mean this Ground Lease Agreement.

                  "AMERICAN LEAGUE" shall have the meaning set forth in Recital "B" hereof.

                  "ANNUAL CAPITAL REPAIRS FUND DEPOSIT" shall mean an amount equal to five-tenths of one percent (.5%) of the final actual costs of completing construction of and equipping the Field Improvements in accordance with the Final Plans, or such other amount as the Bank, the Lessee and Gateway shall mutually agree to a lesser amount.

                  "BALLPARK" shall have the meaning set forth in Recital "A" hereof.

                  "BALLPARK IMPROVEMENTS" shall have the meaning set forth in the Lease Agreement.

                  "BALLPARK LAND" shall have the meaning set forth in the Lease Agreement.

                  "BANK" shall mean The Fuji Bank, Limited, a Japanese banking corporation, acting through its San Francisco Agency, its successors and assigns, or any substitute letter of credit bank under the Bond documents.



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                  "BASEBALL CORPORATION" shall mean Cleveland Baseball
Corporation, an Ohio corporation, the sole general partner of the Lessee.

                  "BASEBALL FACILITY" shall mean, collectively, the Ballpark Land, the Field and the Improvements.

                  "BASEBALL RULES AND REGULATIONS" shall mean the following governing documents and agreements, as they may be amended from time to time:

                  (a) Constitution of the American League of Professional Baseball Clubs;

                  (b)      American League Rules and Regulations;

                  (c)      American League Division of Receipts; and

                  (d)      Major League Agreement.

                  "BONDS" shall have the meaning set forth in the Lease
Agreement.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a public or bank holiday or the equivalent for banks generally under the laws of the State of Ohio.

                  "CAPITAL REPAIRS" shall mean any work that is reasonably required to be performed in and about the Baseball Facility, to repair, restore or replace Components necessitated by any damage, destruction, ordinary wear and tear, defects in construction or design, or any other cause; PROVIDED, HOWEVER, that "Capital Repairs" shall not include (i) any work necessitated by Misuse,
(ii) any work related to any Component that was not included in the scope of Gateway's Work or otherwise required to be completed at Gateway's expense as provided herein or in the Management Agreement, and (iii) Routine Maintenance. Capital Repairs shall include but shall not be limited to:

                  (a)      repair or replacement of an HVAC compressor;

                  (b) replacement of carpeting that wears out as a result of ordinary wear and tear with carpeting of similar quality; provided such replacement shall not be required more frequently than once every four years other than for defective workmanship or product;

                  (c) repair or replacement of cracked or disintegrated concrete, broken pipes or leaking roof or sections thereof;



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                  (d)      manufacturer recommended replacement of scoreboard,
                           exterior message board and field lighting bulbs, fuses and circuit breakers;

                  (e) replacement of all windows and other glass broken due to settling;

                  (f) replacement of a seat that wears out or replacement of a seat standard or the concrete into which the seat is affixed; or

                  (g) general reapplication of protective materials, such as paint or weatherproofing.

In addition to the foregoing, "Capital Repairs" shall also include, but shall not be limited to, the following:

                  (a) replacing any obsolete Component with more modern replacements that will most likely be used in at least seventy-five percent (75%) of major league baseball parks within five (5) years of such obsolescence;

                  (b) changes or improvements required by television networks having contracts with the Operator, the Lessee or the American League;

                  (c) reasonable changes or improvements required of a majority of American League open-air baseball parks by the American League, the Commissioner of Baseball or Baseball Rules and Regulations;

                  (d) changes or improvements required or recommended by any insurance carrier to enable the Lessee to obtain insurance coverage at commercially reasonable rates, provided that in lieu of effectuating such change or improvement, Gateway may agree, in its discretion, to pay the increased insurance premiums; or

                  (e) changes or improvements required by any laws, ordinances, orders, rules, regulations or requirements of any governmental authority.

                  "CAPITAL REPAIRS FUND" shall have the meaning set forth in
Section 9.3 hereof.

                  "CENTRAL MARKET COMMUNITY DEVELOPMENT PLAN" shall mean the Central Market Community Development Plan approved by the Council of the City on September 29, 1986, and amended on November 5, 1990 and June 17, 1991.

                  "CENTRAL MARKET SQUARE SITE" shall have the meaning set forth in the Lease Agreement.


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                  "CITY" shall have the meaning set forth in Recital "A"
hereof.

                  "COMPLETION DATE" shall mean the date of Substantial Completion, unless otherwise specified herein.

                  "COMPONENT" shall mean any item that is incorporated into the Baseball Facility, including, but not limited to, all structural members, seats, electronic parts, scoreboards, and Ballpark equipment.

                  "CONDEMNATION" shall mean any taking of property by exercise of the power of eminent domain, whether by formal condemnation proceedings or by purchase under threat of exercise of the power of eminent domain proceedings.

                  "CONCESSIONAIRE" shall have the meaning set forth in
Section 2.3 of the Management Agreement.

                  "COUNTY" shall mean Cuyahoga County, Ohio.

                  "DESIGN ARCHITECT" shall mean the architectural team for the design of the Baseball Facility which is headed by the architectural firm of Helmuth, Obata and Kasabaum.

                  "EMERGENCY REPAIR" shall mean Capital Repairs that are necessary to protect public health or safety or that, if performed promptly can, in the Lessee's reasonable judgment, avoid material cost to the Operator or Gateway.

                  "EXCLUDED OCCURRENCE" shall mean any of the following:

                  (a) damage or injury occurring at or arising out of or incidental to Gateway Special Events;

                  (b) damage or injury arising out of any negligent or willfully wrongful act or omission of Gateway, its agents, employees, contractors or subcontractors, or breach of any of Gateway's obligations hereunder; and

                  (c) damage or injury arising out of defects in the design of the Baseball Facility or in the workmanship or materials employed in the construction of the Baseball Facility (but only to the extent included in Gateway's Work, or any Capital Repairs made by any party other than the Lessee or its agents, employees or contractors).

                  "EXCLUSIVE USE PERIOD" shall mean each Home Date and the seventy-two (72) hours (or such greater period of time as may be necessary for preparation of the Baseball Facility for baseball



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play, as reasonably determined by the Lessee) prior to such Home Date and the forty-eight (48) hours after such Home Date.

                  "FIELD" shall have the meaning set forth in Recital "E" hereof. A legal description of the Field shall be attached hereto as Exhibit A upon preparation of the same by Gateway's surveyor upon completion of Gateway's Work.

                  "FIELD IMPROVEMENTS" shall have the meaning set forth in
Article II hereof.

                  "FINAL PLANS" shall have the meaning set forth in the Lease Agreement.

                  "FINANCING ARRANGEMENTS" shall have the meaning set forth in the Lease Agreement.

                  "FORCE MAJEURE" shall mean acts of God, fire or other casualty, earthquake, flood, epidemic, landslide, enemy act, war, holocaust, riot, intervention by civil or military authorities of government, insurrection or other civil commotion, general unavailability of certain materials, strikes, boycotts or labor disputes beyond the control of either party hereto that cause such party to be delayed or hindered in, or prevented from, the performance of any covenant or obligation hereunder, other than one for the payment of money.

                  "GATEWAY" shall have the meaning set forth in the initial paragraph hereof.

                  "GATEWAY CAM AGREEMENT" shall mean the Common Area Easement and Maintenance Agreement by and among Gateway, the Lessee and the Operator and dated of even date herewith, which document sets forth the respective parties' rights, duties and obligations with respect to the use, revenues, expenses, repairs and maintenance of the Gateway Common Areas.

                  "GATEWAY COMMON AREAS" shall have the meaning set forth in the Lease Agreement.

                  "GATEWAY DEFAULT" shall have the meaning set forth in
Section 12.3 hereof.

                  "GATEWAY SPECIAL EVENT" shall mean a not-for-profit Special Event to be staged by Gateway or a Promoter which is civic or charitable in nature, including, but not limited to, Little League play-off games, Special Olympics, and other youth activities, and which is subject to certain approval procedures set forth in this Agreement and the Management Agreement.

                  "GATEWAY'S REPRESENTATIVE" shall have the meaning set forth in Section 24.16 hereof.



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                  "GATEWAY'S WORK" shall have the meaning set forth in the
Lease Agreement.

                  "HOME DATE" shall mean each of the Team's scheduled or rescheduled home playing dates during the Season at the Baseball Facility; each date on which an American League Championship Series, World Series game or other post-season game could potentially be played at the Baseball Facility (except that any such potential game shall not be deemed to be a Home Date after it is finally determined that such game will not be played at the Baseball Facility); the date of any All-Star game scheduled at the Baseball Facility; the seven-day period immediately preceding the first game of each Season at the Baseball Facility and the date of any exhibition game provided the Lessee has given Gateway written notice of the date for such exhibition game.

                  "IMPROVEMENTS" shall mean, collectively, the Ballpark Improvements, the Premium Seating and the Field Improvements.

                  "INDEMNIFIED PARTY" shall mean any party entitled to indemnification hereunder.

                  "INDEMNIFYING PARTY" shall mean the party required by the terms hereof to provide indemnification.

                  "INITIAL CAPITAL REPAIRS FUND DEPOSIT" shall mean the first Annual Capital Repairs Fund Deposit.

                  "INTEREST RATE" shall mean the interest rate of two percent (2%) above the rate of interest per annum then charged to large corporate borrowers of the highest credit standing for short-term unsecured obligations, but in no event exceeding the maximum legal rate permitted to be charged to the Lessee or Gateway, whichever is less.

                  "LEASE AGREEMENT" shall have the meaning set forth in Recital "D" hereof.

                  "LEASE YEAR" shall mean each period of twelve (12) consecutive calendar months during the Term, with the first Lease Year commencing on the first day of the November next succeeding the Completion Date and with successive Lease Years commencing on successive anniversaries of the first day of the first Lease Year. "Lease Years" means more than one (1) Lease Year. A "Partial Lease Year" means if the Completion Date is a date other than November 1, then the period from the Completion Date to the first day of the first Lease Year. Unless otherwise expressly provided for herein, all terms and conditions herein shall apply the same to a Partial Lease Year as to a Lease Year; provided, however, that all payments and other financial obligations shall be apportioned or prorated pursuant to Section 24.7 hereof.



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                  "LESSEE" shall have the meaning set forth in the initial
paragraph hereof.

                  "LESSEE DEFAULT" shall have the meaning set forth in
Section 12.1 hereof.

                  "LESSEE'S REPRESENTATIVE" shall have the meaning set forth in Section 24.16 hereof.

                  "MAJOR CAPITAL REPAIR" shall mean any Capital Repair that renders the Baseball Facility untenantable in whole or in part by the Lessee or the Operator as determined by the Lessee or the Operator, in their reasonable discretion, or will cost in excess of $500,000 to perform.

                  "MANAGEMENT AGREEMENT" shall have the meaning set forth in Recital "C" hereof.

                  "MISUSE" shall have the meaning set forth in the Management Agreement.

                  "OBLIGATIONS" shall mean and include any and all of either party's obligations and/or liabilities to the other party of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now or hereafter existing or arising, regardless of how such obligations or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of such party's obligations and/or liabilities under this Agreement or under any other agreement between Gateway and the Lessee regardless of whether the obligation is to perform acts or refrain from taking any action.

                  "ON-SITE PARKING" shall have the meaning set forth in the Lease Agreement.

                  "OPERATOR" shall have the meaning set forth in the Management Agreement.

                  "OPERATOR DEFAULT" shall have the meaning set forth in the Management Agreement.

                  "PERMITTED ESCROW AGENT" shall have the meaning set forth in the Lease Agreement.

                  "PERMITTED INVESTMENT" shall have the meaning set forth in the Lease Agreement.

                  "PERSON" shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or any other entity, the United States, or a federal, state or political subdivision thereof or any agency or court of such state or subdivision.

                  "PREMIUM SEATING" shall have the meaning set forth in the Management Agreement.

                  "PROGRAM REQUIREMENTS" shall have the meaning set forth in the Lease Agreement.

                  "PROMOTOR" shall have the meaning set forth in the Management Agreement.

                  "PROPERTY DAMAGE" shall mean any partial or total damage or destruction of the Baseball Facility caused by fire or other occurrence and any other property damage.

                  "REAL AND PERSONAL PROPERTY TAXES" shall have the meaning set forth in Article X hereof.

                  "RENT" shall have the meaning set forth in Article V hereof.

                  "REPORTING PERIOD" shall have the meaning set forth in the Lease Agreement.

                  "ROUTINE MAINTENANCE" shall mean the provision of all labor and materials which are required to (a) keep the Baseball Facility and the Components in good order and repair which is of a routine, regular and predictable nature, (b) keep the Baseball Facility clean and free of debris, and
(c) repair, maintain or replace Components which are installed by the Lessee or the Operator unless such installation was performed hereunder on behalf of Gateway in accordance with Gateway's obligations hereunder. Except as otherwise specified herein, Routine Maintenance shall not include (i) repair or replacement required as a result of ordinary wear and tear, unless otherwise expressly provided herein, or (ii) Capital Repairs. Routine Maintenance shall include, but shall not be limited to, the following:

                  (a) performing all preventive or routine maintenance that is stipulated in operating manuals for the Components as regular, periodic maintenance procedures;

                  (b) regular maintenance procedures for the HVAC system, including periodic cleaning, lubricating and changing of air filters;

                  (c) groundskeeping and maintenance of the surface of the Field, including mowing, seeding, fertilizing, walking lines, installing and removing bases and the pitcher's mound and resodding;

                  (d) changing of standard, isolated light bulbs, fuses and circuitbreakers as they burn out;

                  (e) cleaning all portions of the Baseball Facility immediately after each event (other than Gateway Special Events unless retained by Gateway to perform such services) held at the Baseball Facility;

                  (f)      touch-up painting;

                  (g) readying the playing field each Lease Year for the upcoming Season; and

                  (h) the labor required to perform a Capital Repair to the extent that such labor is performed by regular, on-site personnel acting in accordance with the standard duties for which such on-site personnel are regularly employed.

                  "SEASON" shall mean a period of time commencing with the first day of March in any calendar year and ending with the last home game (including any postseason home game) played by the Team during such calendar year at the Baseball Facility. Seasons are sometimes herein referred to by the calendar year in which they occur (e.g. "1994 Season").

                  "SPECIAL EVENT" shall mean any event or period of use other than an event on a Home Date including, but not limited to, concerts, shows, trade shows, sporting events or other public exhibitions and any Gateway Special Event.

                  "SPECIAL EVENT PERIOD" shall have the meaning set forth in the Management Agreement.

                  "SUBSTANTIAL COMPLETION" or "SUBSTANTIALLY COMPLETED" shall have the meaning set forth in the Lease Agreement.

                  "TEAM" shall have the meaning set forth in Recital "B" hereof.

                  "TERM" shall have the meaning set forth in Section 4.1 hereof.

                  "THREE PARTY AGREEMENT" shall mean that certain Agreement Relating to Ownership, Financing, Construction and Operation of a Sports Facility and Related Economic and Redevelopment Projects, dated as of November 7, 1990, by and among the County, the City and Gateway.

                                   ARTICLE II
                                   ----------

                                 LEASED PREMISES

                  For the Rent and upon the agreements contained in this Agreement, Gateway hereby leases to the Lessee, and the Lessee hereby leases from Gateway, Gateway's fee interest in the Field, together with all the improvements to be constructed thereon, including, but not limited to, all permanent improvements, additions, alterations, fixtures, equipment and installations constructed, provided or added thereto by Gateway or the Lessee at any time (the "Field Improvements").


                                   ARTICLE III
                                   -----------

                       GATEWAY'S CONSTRUCTION OBLIGATIONS

                  The Lessee shall have no responsibility to provide or pay for any part of the construction, furnishing or the equipping of Gateway's Work. Gateway's obligations with respect to the Field Improvements shall include supplying of all equipment and other personal property included in the Program Requirements, all of such work being part of Gateway's Work to be completed in accordance with the terms and conditions set forth in the Lease Agreement.


                                   ARTICLE IV
                                   ----------

                                      TERM

                  4.1 TERM. The "Term" of the lease portion of this Agreement shall commence on the Completion Date and, unless terminated earlier pursuant to the terms of this Agreement, shall end on December 31 of the year in which the fortieth (40th) full Season following the Completion Date is concluded. Upon determination of the Completion Date, the parties shall execute a supplement to this Agreement setting forth the last day of the Term and shall execute and record an appropriate supplement to the Memorandum of Lease.

                  4.2 TERMINATION. This Agreement will be subject to termination as follows:

                  (a) After title to the Baseball Facility shall have transferred to the City or the County if (i) the City or the County shall have offered the Lessee and the Operator the right to lease the Baseball Facility and to manage the Baseball Facility (i.e., to continue to have rights of use and control no less extensive than the Lessee and the Operator had during the initial terms of the Lease Agreement, the Management Agreement and the Gateway CAM Agreement, and on terms that are commercially reasonable based upon comparable agreements that are competitively favorable to other teams then leasing and managing publicly owned baseball facilities, and if the Lessee and the Operator decline after reasonable negotiations to agree to such a lease, management agreement and common area agreement, or (ii) the Lessee and the Operator obviate the need for any such offer and negotiations of such lease and management terms by unilaterally deciding to cease to have the Baseball Facility be the home of the Team, then this Agreement shall terminate.

                  (b) If the Lessee ceases to use the Baseball Facility as the home of the Team for any other reason, then this Agreement shall terminate one year from the date on which the Team plays the first official home game elsewhere outside of the County.


                                    ARTICLE V
                                    ---------

                                      RENT

                  The Lessee shall pay to Gateway each Lease Year rent ("Rent") in an amount equal to one dollar ($1.00). Rent shall be paid by the Lessee on or before the last day of each Lease Year for which Rent is due, or, in the election of Lessee, in advance upon the execution of this Agreement.


                                   ARTICLE VI
                                   ----------

                            ALTERATIONS BY THE LESSEE

                  (a) Following the Completion Date, the Lessee, at its sole cost and expense, may make any alterations of or additions or improvements to the Field or the Field Improvements which do not (i) materially affect the aesthetics, sight lines, structure or systems of the Baseball Facility (unless approved by Gateway), (ii) materially increase the cost of Capital Repairs to the Baseball Facility or any of its Components, fixtures, equipment or any other improvements (unless approved by Gateway), or (iii) violate any laws, ordinances, or regulations. The Lessee hereby agrees to perform or cause to be performed all such alterations, additions and/or improvements in a good and workmanlike manner, utilizing personnel with proper building trade credentials, and to pay for the same. The Lessee agrees to indemnify and defend Gateway from and against mechanics' liens, claims and any other costs and attorneys' fees incurred by Gateway and related thereto, or other costs and expenses arising out of such performance.

                  (b) Before commencing any alterations, additions, or improvements pursuant to Subsection (a) above, the Lessee shall (i) comply with all legal requirements or improvements, including, but not limited to, procuring any required governmental permits, and (ii) obtain and furnish to Gateway a "Builder's Risk" insurance policy (with a waiver of subrogation endorsement similar to the type referred to in Section 8.5 hereof), from an insurance carrier acceptable to Gateway and in form and substance acceptable to Gateway, in its reasonable discretion, covering all liabilities that may be incurred in connection with any such alterations, additions or improvements undertaken by the Lessee and naming Gateway as an additional insured.

                  (c) All alterations, additions, or improvements made by the Lessee pursuant to this Article shall be considered the property of the Lessee for purposes of this Agreement and shall remain upon the premises for the duration of the Term; PROVIDED, HOWEVER, that upon the termination or expiration of this Agreement for any reason, such alterations, additions and improvements, unless personal property or trade fixtures, shall become part of the Baseball Facility.


                                   ARTICLE VII
                                   -----------

                                USE OF THE FIELD

                  7.1 LESSEE'S USE. During the Term, the Lessee and its guests and invitees shall be entitled to the possession and use of the Field and the Field Improvements for the following purposes:

                  (a) to play major league baseball games and to conduct activities related to the playing of major league baseball games and the maintenance of a professional baseball team;

                  (b) to conduct any and all other activities which, from time to time during the Term, are associated with, or are conducted in connection with, or are related to, the conduct of the business of a major league baseball team; and

                  (c) during the times the Lessee is using the Field and the Field Improvements for playing the Team's home games only, to stage activities attendant to the game on the Field, except that the Lessee shall not stage any activity (i) that is detrimental to the health, safety and welfare of the people at the Baseball Facility or (ii) that is detrimental to the physical plant and condition of the Baseball Facility;

PROVIDED, HOWEVER, that the Lessee shall not occupy or use any portion of the Field or the Field Improvements (or permit the use or occupancy of any portion of the Field or the Field Improvements) for any purpose that will violate any federal, state or local law or that will in any way affect the validity, payment or the tax exempt status of the Bonds.

                  7.2 GATEWAY'S USE. During the Term, Gateway and its guests and invitees shall be entitled to the possession and use of the Field and the Field Improvements to conduct and perform all activities in connection with its rights and duties hereunder or under the Management Agreement and the Lease Agreement.

                  7.3 OPERATOR'S USE. During the Term of the Management Agreement, the Operator and its guests, concessionaires, licensees and invitees shall be entitled to the possession and use of the Field and the Field Improvements for all of the purposes set forth in the Management Agreement.

                  7.4 SPECIAL EVENTS. Notwithstanding the terms and conditions of the Management Agreement or the Lease Agreement, or any other agreement, neither Gateway, the Operator nor any other Person may conduct Special Events at the Baseball Facility without first complying with the following procedure, unless waived, in writing, by the Lessee.

                  (a) In no event may all or any part of a Special Event Period coincide with all or any part of an Exclusive Use Period;

                  (b) The Lessee shall have the right to prohibit any Special Event at the Baseball Facility if the nature of such Special Event would render the playing field unsuitable in the Lessee's reasonable judgment for playing the Team's games thereon (the parties acknowledge that Special Events during the Spring season may not be allowed in order to protect Spring turf growth and field conditions); and Lessee may require that a protective covering of Trivera Spunbound (or other material approved by the Lessee), which shall be paid for by Gateway, and maintained over the Field; and

                  (c)      The Lessee shall have received at least forty-five
                           (45) days prior written notice of any Special Event proposed to be conducted at the Baseball Facility, which notice shall identify the nature of the event, the sponsor, the promoter, if any, the areas of the Baseball Facility to be utilized, the Special Event Period and any other relevant information reasonably necessary for the Lessee to exercise its approval rights pursuant to this Section 7.4.

Notwithstanding the approval rights provided for above, Gateway shall not be obligated to obtain such required approvals so long as the Operator is an Affiliate of the Lessee.

                  7.5 LESSEE'S MANAGEMENT APPROVAL RIGHTS. Gateway shall cause the Baseball Facility to be managed and operated as a first-class, state-of-the-art, open-air Major League baseball park and in a professional, businesslike and efficient manner if the Operator is no longer an Affiliate of the Lessee. Without in any way limiting the Lessee's approval rights provided herein, in the Lease Agreement or the Management Agreement, Gateway shall not, or in the event Gateway subcontracts, licenses or otherwise assigns its rights to any other Person, permit such other Person to, take any of the following actions without the prior written consent of the Lessee, which consent shall not be unreasonably withheld:

                  (a) Permit the Operator to assign its interest in the Management Agreement;

                  (b) Amend, supplement, modify, or terminate the Management Agreement or any other subsequent management agreement for the operation of the Baseball Facility;

                  (c) Enter into, or permit the Operator to enter into, any concession agreement with any concessionaire without the prior written approval, or thereafter amend, supplement, modify or terminate such concession agreement without the Lessee's approval;

                  (d) Sell, rent, or furnish any merchandise, articles or services at the Baseball Facility that, in the Lessee's reasonable judgment, is of poor quality, unsatisfactory in nature, or harmful or dangerous to the health or safety of the public;

                  (e) Establish the prices charged for all merchandise, articles and services sold, rented or furnished at the Baseball Facility; provided, however, that the Lessee's approval of the proposed price of any item shall not be withheld if such price does not exceed the price charged for the same or a comparable item or service sold, rented or furnished in any other Major League baseball park;

                  (f) Operate the scoreboards at the Baseball Facility for all Home Dates in any manner inconsistent with the procedures approved by the Lessee;

                  (g) Enter into any contracts for advertising in and on the interior and exterior of the Ballpark (including advertising on all permanent or fixed advertising panels and signs, advertising on the scoreboard or video boards, and all nonpermanent or nonfixed spot advertising); and

                  (h) Deviate from the security procedures approved by the Lessee for the security and crowd control personnel and night watchmen for the Baseball Facility.

Notwithstanding the approval rights provided for above, Gateway shall not be obligated to obtain such required approvals so long as the Operator is an Affiliate of the Lessee.


                                  ARTICLE VIII
                                  ------------

                            INSURANCE AND SUBROGATION

                  8.1 GATEWAY'S INSURANCE.

                  (a) Gateway shall, during the construction period, maintain in full force and effect, at Gateway's expense: (i) insurance against damage or destruction to the Field Improvements for the full value thereof, including all materials, equipment, machinery and supplies for use in construction or installation of Gateway's Work on an "all risk" peril basis, including coverage against flood, sewer backup and earthquake coverage, in the form of builder's risk coverage; and (ii) cause its professionals to carry professional liability insurance providing coverage for errors and omissions relating to workmanship and design.

                  (b) From and after the Completion Date, Gateway shall maintain in full force and effect, in its name, insurance against damage or destruction to the Baseball Facility and Gateway's equipment and other personal property, improvements and betterments to the Baseball Facility owned by Gateway by providing "all risk" peril coverage in the amount of at least ninety percent (90%) of replacement cost, subject to deductible limits not to exceed $25,000.

                  8.2 LESSEE'S INSURANCE. The Lessee shall, from and after the Completion Date, maintain in full force and effect, at its expense, "occurrence type" general liability insurance against bodily injury and property damage arising from occurrences in and about the Baseball Facility and covering the Lessee's contractual liability for indemnification under this Agreement. Such insurance shall be written on a commercial general liability policy form to include premises operations, products and completed operations, personal injury/advertising injury, independent contractors and broad form property damage. The policy shall also contain a general aggregate per location of not less than $2,000,000 and a products/completed operations aggregate of not less than $1,000,000. The foregoing insurance shall name as additional insureds Gateway, its members, its Executive Director and such other Affiliates as Gateway shall reasonably request. Notwithstanding the above, the Lessee shall not be required to maintain the insurance set forth in this Section 8.2 provided such insurance coverages are included in the Operator's insurance provided for in the Management Agreement.

                  8.3 INSURANCE REQUIREMENTS.

                  (a) All policies of insurance required hereunder shall be written by carriers which are members of the Ohio Guaranty Fund and possess an A- policyholder's rating or better and a minimum Class VII financial size category as listed at the time of issuance by A.M. BEST INSURANCE REPORTS ("Best Reports") (the aforesaid rating classifications to be adjusted if and to the extent that BEST REPORTS adjusts its rating categories).

                  (b) All policies shall provide that they may not be canceled, renewed or reduced unless at least thirty (30) days' notice thereof has been provided to the additional insureds. In no event shall any party be required to insure for liability limits in excess of coverage which is available at commercially reasonable rates. In the event that tort liability reform is adopted which makes the limits of liability hereinabove provided in excess of commercially reasonable and prudent limits of liability, such limits will be equitably reduced. The insurance policies required hereunder shall be reviewed on an annual basis to determine the adequacy of the coverage amounts.

                  8.4 CERTIFICATES. Not later than the date on which coverage is to be provided hereunder, the party required to provide same shall furnish to the other party a certificate evidencing the required coverage.

                  8.5 WAIVER OF SUBROGATION. Gateway and the Lessee agree that all insurance policies against loss or damage to property and business interruption or rent loss, and all liability insurance policies required hereunder, shall be endorsed to provide that any release from liability of, or waiver of claim for, recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder. Such insurance policies shall further provide that the insurer waives all rights of subrogation which such insurer might have against the other party. Without limiting any release or waiver of liability or recovery contained in any other section of this Agreement, but rather in confirmation and furtherance thereof, each of the parties hereto waives all claims for recovery from the other party for any loss or damage to any of its property or damages as a result of business interruption, rent loss or liability of the type covered in Section 8.2 above, insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies.

                                   ARTICLE IX
                                   ----------

               MAINTENANCE OF AND REPAIRS TO THE BASEBALL FACILITY

                  9.1 GATEWAY OBLIGATIONS. Gateway shall be responsible for all Routine Maintenance and Capital Repairs for the Baseball Facility. The Lessee acknowledges that Gateway will assign its obligations as to Routine Maintenance to the Operator pursuant to the terms of the Management Agreement.

                  9.2  MAINTENANCE AND REPAIR PROCEDURES.

                  (a) On or before February 1 of each Lease Year, and from time to time during the Term as the Operator, not more frequently than once each Reporting Period, the Lessee or Gateway may reasonably request, representatives of the Operator, the Lessee and Gateway shall meet to:

                      (i) review a list of, and the proposed procedures for completing, any anticipated work constituting Routine Maintenance and Capital Repairs (which shall be prepared by the Operator and delivered to the Lessee and Gateway prior to any such meeting);

                      (ii) allocate any such anticipated work between Routine Maintenance and Capital Repairs;

                      (iii) establish budgets and timetables for required Routine Maintenance and Capital Repairs; and

                      (iv) establish necessary programs to generally effectuate the administration of the provisions of this Section.

                  (b) The Lessee, Gateway and the Operator shall meet to discuss all of the proposed maintenance and repair items suggested by the Operator. Gateway hereby agrees that Gateway shall use its best efforts to advise the Lessee of its views as early as possible regarding the Operator's performance of Routine Maintenance and Gateway's performance of Capital Repairs. All Routine Maintenance, based on routine maintenance conducted at other Major League baseball stadiums operated in a first-class manner, and Capital Repairs and improvements, based on sound engineering and construction practices, requested by the Lessee, shall be conducted and completed, subject to the reasonable and prompt approval of Gateway and the Operator.

                  9.3 CAPITAL REPAIRS FUND. In addition to the Capital Repairs Fund referred to in the Lease Agreement and the Management Agreement, Gateway shall establish and maintain an account (the

"Capital Repairs Fund"), the purpose of which shall be to accumulate funds for the payment of the cost of Capital Repairs for which Gateway is financially responsible hereunder. The Capital Repairs Fund shall be established with a Permitted Escrow Agent and the funds therein invested in Permitted Investments. On or before the Completion Date, Gateway shall deposit into the Capital Repairs Fund the Initial Capital Repairs Fund Deposit. In addition, on or before the first day of each and every Lease Year after the first Lease Year, Gateway shall deposit the Annual Capital Repairs Fund Deposit into the Capital Repairs Fund. All funds in the Capital Repairs Fund shall be the property of Gateway. The Capital Repairs Fund may be drawn only upon the signature of the designated signatory or signatories of Gateway and the funds deposited therein may be used only to pay for Capital Repairs for which Gateway is financially responsible hereunder, other than those arising out of damage which is caused by a risk then covered by the property insurance policy referred to in Subsection 8.1(b) (except that the Capital Repairs Fund may be used for covered losses pending receipt of insurance proceeds, but such proceeds shall thereafter be deposited in the Capital Repairs Fund). Notwithstanding anything in this Agreement to the contrary, Gateway's financial responsibility with respect to Capital Repairs shall not be limited to the funds in the Capital Repairs Fund. In the event Gateway must use any funds deposited in the Construction Fund (established in accordance with the Bond documents), to pay for any Capital Repair, in whole or in part, Gateway shall withdraw the amount necessary from such Construction Fund and pay for such Capital Repair with the funds withdrawn; PROVIDED, HOWEVER, that in no event shall any funds withdrawn from the Construction Fund be used by Gateway to pay for any Capital Repairs performed on the Field or the Field Improvements; and PROVIDED, FURTHER, that in no event shall any funds withdrawn from the Construction Fund by Gateway be deposited into the Capital Repairs Fund. In the event funds on deposit in the Capital Repairs Fund are insufficient to pay for the cost of a Capital Repair at any time, Gateway shall be obligated to pay for such Capital Repair using other sources and shall be reimbursed from the Capital Repairs Fund for the amount so paid from the next moneys deposited therein until Gateway shall have been fully reimbursed. At the end of the Term or upon the termination of this Agreement, all sums in the Capital Repairs Fund shall be paid to Gateway; provided, however, that Gateway shall continue to hold all sums previously held in the Capital Repairs Fund in a separate escrow account for the benefit of the Baseball Facility and Gateway shall transfer and assign all of such funds to the Person or Persons that succeed Gateway in the ownership of the Baseball Facility.

                  9.4 CAPITAL REPAIRS. During the Term, the Lessee shall not, subject to ordinary wear and tear, do or suffer any waste or damage, disfigurement or injury to the Baseball Facility. Except as otherwise provided herein, Gateway shall perform or cause to be performed all Capital Repairs required during the Term, at Gateway's expense. All work related to any Capital Repair shall be done in a good workmanlike manner. Gateway hereby agrees to indemnify, defend and hold the Lessee harmless from and against all costs and expenses (including attorneys' fees) arising out of Gateway's failure to perform such Capital Repairs.

                  9.5 LESSEE'S SELF-HELP. If Gateway or the Operator fails to perform any required Routine Maintenance or Capital Repair, the Lessee may perform such Routine Maintenance or Capital Repairs and shall be entitled to reimbursement, including, but not limited to, payment from the Capital Repairs Fund. When feasible, Lessee shall give Gateway prompt notice thereof; PROVIDED, HOWEVER, in the case of a Capital Repair or Routine Maintenance which in the Lessee's good faith determination will cost more than $5,000 to complete, the Lessee will give Gateway not less than twenty-four (24) hours' notice prior to commencement of such work unless such delay could affect public health or safety.


                                    ARTICLE X
                                    ---------

                     REAL ESTATE AND PERSONAL PROPERTY TAXES

                  During the Term, Gateway shall pay when due all real estate taxes, personal property taxes (other than for tangible personal property owned or installed by the Lessee), assessments and other governmental levies and charges, general and special, ordinary and extraordinary, of any kind or nature, lawfully levied or assessed by federal, state, county or municipal government, upon the Field and Field Improvements and any and all other improvements (other than with respect to personal property owned by the Operator or the Lessee improvements made by or on behalf of the Lessee pursuant to Article VI hereof or
Section 7.1 of the Lease, respectively, hereafter constituting a part of the Field and Field Improvements, any tax on the Lessee's rights hereunder in the nature of a leasehold tax, or any taxes in lieu thereof (collectively, "Real and Personal Property Taxes"); PROVIDED, HOWEVER, that if, because of any change in the method of taxation of real estate or personal property, any other or additional tax or assessment is imposed upon the Field and Field Improvements as or in substitution for, or in lieu of, any tax or assessment which would otherwise be included in Real and Personal Property Taxes, such other tax or assessment shall also be Gateway's responsibility. Gateway hereby agrees to indemnify, defend and hold the Lessee harmless from and against all Real and Personal Property Taxes. In the event the Operator's or the Lessee's interest in the Management Agreement, the Lease Agreement or the Gateway CAM Agreement is terminated as a result of a failure to pay Real and Personal Property Taxes, including, without limitation, a sale of the Baseball Facility by a foreclosure sale, and within sixty (60) days after such termination are not reinstated for the balance of the then remaining terms thereof on the same terms and conditions, the Lessee shall be entitled to terminate this Agreement upon thirty
(30) days prior written notice to Gateway.

Without in anyway limiting the Lessee's rights and remedies provided for in
Article XII hereof, in the event Gateway fails to pay any Real and Personal Property Taxes when the same shall be due and payable, the Lessee shall have the right, but shall have no obligation to pay the same or any of them, and upon such payment by the Lessee, Gateway shall, immediately after proof of such payment shall have been submitted to Gateway by the Lessee, and on demand therefor, pay the Lessee the amount of any such payment so made by the Lessee, with interest thereon at the Interest Rate. Gateway shall cause a separate tax parcel to be created for the Field and the Field Improvements.



                                   ARTICLE XI
                                   ----------

                          RIGHT OF ENTRY AND INSPECTION

                  In addition to its rights to use the Field and the Field Improvements as provided in this Agreement, the Management Agreement and the Lease Agreement, Gateway and its agents and representatives (including representatives of the City and the County), shall have the right, at all times during usual business hours or at any other time in case of an emergency, to enter into and upon any and all parts of the Field and the Field Improvements for the purpose of inspecting Gateway's Work, carrying out any of its obligations under this Agreement, the Management Agreement or the Lease Agreement (including, without limitation, to make any Capital Repairs required to be made by Gateway), or for any other legitimate reason related to the obligations of the parties hereto or the rights of Gateway under this Agreement, the Management Agreement or the Lease Agreement. In the event Gateway enters the Field and the Field Improvements for the purpose of making any Capital Repair, during the progress of such work, Gateway and/or its agents and representatives shall be entitled to keep and store in areas mutually agreed upon by the Lessee and Gateway in and upon the Field and the Field Improvements all necessary materials, tools and equipment.


                                   ARTICLE XII
                                   -----------

                              DEFAULT AND REMEDIES

                  12.1 DEFAULT BY LESSEE. The occurrence of any one or more of the following events constitutes a default by the Lessee under this Agreement ("Lessee Default"):

                  (a) Failure by the Lessee at any time to pay, when due, any Rent or other sums payable by the Lessee to Gateway hereunder within five (5) Business Days after notice of such failure is given to the Lessee by Gateway;

                  (b) Failure by the Lessee to observe or perform any other covenant, agreement, condition or provision of this Agreement, if such failure shall continue for more than thirty (30) days; PROVIDED, HOWEVER, that the Lessee shall not be in default with respect to matters that cannot be reasonably cured within thirty (30) days, so long as the Lessee has promptly commenced such cure and diligently proceeds in a reasonable manner to complete the same thereafter;

                  (c) The Lessee admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for the Lessee or for a major part of its property;

                  (d) A trustee or receiver is appointed for the Lessee or for a major part of its property and is not discharged within thirty (30) days after such appointment; or

                  (e) Bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any federal or state bankruptcy law, or similar law for the relief of debtors, are instituted by or against the Lessee and, if instituted against the Lessee, are allowed against it or are consented to by it or are not dismissed within ninety
(90) days after such institution.

                  12.2 GATEWAY'S REMEDIES. If a Lessee Default occurs, in addition to any other rights or remedies Gateway may have at law or in equity, Gateway shall have the following rights:

                  (a) Gateway may enforce the provisions of this Agreement and may enforce and protect the rights of Gateway hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of monetary damages and all moneys due or to become due from the Lessee under any of the provisions of this Agreement, or any other relief or remedies to the extent permitted by law, by filing a cause of action or actions for such damages, equitable relief, or other appropriate remedies or relief from the Lessee in any court of competent jurisdiction in the State of Ohio.

                  (b) After the time when Gateway has given notice and any applicable grace period provided has expired, if any sums payable by the Lessee shall remain due and payable, or after the time for performance by the Lessee of any other term, covenant, provision or condition of this Agreement, or before the expiration of that time in the event of a bona fide emergency (in which case Gateway shall only be required to give such notice as is reasonable and practical under the circumstances), Gateway may, at Gateway's election (but without obligation), make any payment required of the Lessee under this Agreement, or perform or comply with any covenant or condition imposed on the Lessee under this Agreement, as Gateway deems available. The amount so paid plus the cost of such performance or compliance, plus interest on such sums at the Interest Rate, shall be deemed to be additional rent payable by the Lessee immediately upon demand. No such payment, performance or observance by Gateway shall constitute a waiver of default or of any remedy for default or render Gateway liable for any loss or damage resulting from any such act. Gateway may, with notice to the Lessee and at any time or from time to time, charge, set off and otherwise apply all or any part of any of Gateway's Obligations against Lessee's Obligations now or in the future.

                  (c) No termination of this Agreement shall deprive Gateway of any of its remedies or actions against the Lessee for past or future rent or other sums due from the Lessee hereunder, nor shall the bringing of any action for rent or other sums or other Lessee Default be construed as a waiver of the right to obtain possession of the Baseball Facility.

                  12.3 DEFAULT BY GATEWAY. The occurrence of any one or more of the following events constitutes a default by Gateway under this Agreement ("Gateway Default"):

                  (a) Failure by Gateway at any time to pay, when due, any sums payable by Gateway to the Lessee hereunder within five (5) Business Days after notice of such failure is given to Gateway by the Lessee;

                  (b) Failure by Gateway to observe or perform any other covenant, agreement, condition or provision of this Agreement, if such failure shall continue for more than thirty (30) days; PROVIDED, HOWEVER, that Gateway shall not be in default with respect to matters that cannot be reasonably cured within thirty (30) days, so long as Gateway has promptly commenced such cure and diligently proceeds in a reasonable manner to complete the same thereafter;

                  (c) Gateway admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Gateway or for a major part of its property;

                  (d) A trustee or receiver is appointed for Gateway or for a major part of its property and is not discharged within thirty (30) days after such appointment; or

                  (e) Bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any federal or state bankruptcy law, or similar law for the relief of debtors, are instituted by or against Gateway, and, if instituted against Gateway, are allowed against it or are consented to by it or are not dismissed within ninety (90) days after such institution.

                  12.4 LESSEE'S REMEDIES. If a Gateway Default occurs, in addition to any other rights or remedies the Lessee may have at law or in equity, the Lessee shall have the following rights:

                  (a) The Lessee may enforce the provisions of this Agreement and may enforce and protect the rights of the Lessee hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of monetary damages and all moneys due or to become due from Gateway under any of the provisions of this Agreement, or any other relief or remedies to the extent permitted by law, by filing a cause of action or actions for such damages, equitable relief, or other appropriate remedies or relief from Gateway in any court of competent jurisdiction in the State of Ohio.

                  (b) After the time when the Lessee has given notice and any applicable grace period provided has expired, if any sums payable by Gateway shall remain due and payable, or after the time for performance by Gateway of any other term, covenant, provision or condition of this Agreement, or before the expiration of that time in the event of a bona fide emergency (in which case the Lessee shall only be required to give such notice as is reasonable and practical under the circumstances), the Lessee may, at the Lessee's election (but without obligation), make any payment required of Gateway under this Agreement, or perform or comply with any covenant or condition imposed on Gateway under this Agreement, as the Lessee deems available. The amount so paid plus the cost of such performance or compliance, plus interest on such sums at the Interest Rate, shall be payable by Gateway immediately upon demand. No such payment, performance or observance by the Lessee shall constitute a waiver of default or of any remedy for default or render the Lessee liable for any loss or damage resulting from any such act. The Lessee may, with notice to Gateway and at any time or from time to time, charge, set off and otherwise apply all or any part of any of Lessee's Obligations against Gateway's Obligations now or in the future.


                  (c) No termination of this Agreement shall deprive the Lessee of any of its remedies or actions against Gateway for past or future sums due to the Lessee from Gateway hereunder.

                  12.5 GENERAL PROVISIONS.

                  (a) No right or remedy herein conferred upon, or reserved to, Gateway or the Lessee is intended to be exclusive of any other right or remedy, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law, or in equity or by statute; PROVIDED, HOWEVER, that neither Gateway nor the Lessee shall have any right to cancel, rescind or otherwise terminate this Agreement due to a breach of this Agreement by the other party except as otherwise specifically set forth in this Agreement.

                  (b) No waiver by either party of any breach of obligations, agreements or covenants herein shall be a waiver of any subsequent breach of any obligation, agreement or covenant, nor shall any forbearance by either party to seek a remedy for any breach by the other party be a waiver by such party of any rights or remedies with respect to such or any subsequent breach, nor shall any express waiver by either party be deemed to apply to any other existing or subsequent right to remedy any default by the other party, nor shall any waiver by either party of any default or breach by the other party in the performance of any of the covenants or obligations of such other party under this Agreement be deemed to have been made by the party against which the waiver is sought to be charged unless contained in a writing executed by such party.

                  (c) In the event that either party fails to pay any payment required hereunder when due, then, without limiting any other rights of the nondefaulting party, the defaulting party shall be liable for interest thereon at the Interest Rate from the date that such installment was due until the date paid in full.


                                  ARTICLE XIII
                                  ------------

                             SURRENDER OF THE FIELD

                  13.1 GENERAL. Upon the expiration or termination of this Agreement (by lapse of time or otherwise), the Lessee shall peaceably deliver up and surrender the Field and the Field Improvements to Gateway in good order and repair and in the same condition as upon the Completion Date, ordinary wear and tear excepted; PROVIDED, HOWEVER, that nothing contained herein shall be construed as an obligation by the Lessee to repair the Field Improvements prior to such surrender except to the extent that such obligations are specifically imposed upon the Lessee hereunder. The Lessee shall surrender to Gateway all keys for the Field Improvements at the place then fixed for the receipt of notices by Gateway, and shall notify Gateway in writing of all combinations of locks, safes and vaults, if any. The Lessee's obligations to observe and perform the covenants set forth in this Article XIII shall survive the expiration or earlier termination of this Agreement (by lapse of time or otherwise).

                  13.2 ALTERATIONS AND IMPROVEMENTS. At the expiration or termination of this Agreement (by lapse of time or otherwise), all permanent alterations, installations, changes, replacements, additions or improvements made by the Lessee to the Field and the

Field Improvements shall be deemed a part of the Field and the Field Improvements and the same shall not be removed.

                  13.3 LESSEE'S PROPERTY. Upon the expiration or termination of this Agreement (by lapse of time or otherwise), the Lessee may remove all property which is owned by the Lessee and which the Lessee is permitted to remove from the Field and the Field Improvements under the provisions of this Agreement and, in such event, repair any damage caused to the Baseball Facility due to the removal of such property at the Lessee's expense. If the Lessee fails to remove such property, such property shall be deemed abandoned by the Operator. Gateway may, at its option, (a) cause that property to be removed at no expense to the Lessee; (b) sell all or any part of such property at public or private sale, without notice to the Lessee; or (c) declare that title to such property shall be deemed to have passed to Gateway.

                  13.4 ABANDONING PREMISES OR PERSONAL PROPERTY. The Lessee shall not vacate or abandon the Field and the Field Improvements at any time during the Term, but if the Lessee vacates or abandons the Baseball Facility or is dispossessed by process of law, in breach of this Agreement, any personal property owned by the Lessee which may be left on the Field and within the Field Improvements following such abandonment or dispossession shall be deemed to have been abandoned by the Lessee, and in that event such property shall be disposed of by Gateway in accordance with the provisions of Section 13.3 hereof. Gateway agrees that Lessee shall not be deemed to have abandoned or vacated the Field or Field Improvements unless Lessee has expressly stated Lessee's desire to abandon or vacate in writing to Gateway.


                                   ARTICLE XIV
                                   -----------

                               DAMAGE TO THE FIELD

                  If any Property Damage shall occur:

                  (a) All property insurance proceeds from policies required to be obtained hereunder paid on account of such damage shall be paid to Gateway to be held in escrow accounts with Permitted Escrow Agents and invested in Permitted Investments and applied in the following manner:

                           (i) there shall be paid from said insurance proceeds
                  such part thereof as shall equal the cost of making such temporary repairs or doing such other work as in the reasonable opinion of the Design Architect (or such other architect selected by Gateway and approved by the Lessee) may be necessary in order to protect the Field Improvements pending the adjustment of the insurance loss or the making of permanent repairs, restoration or reconstruction of the Field Improvements;

                      (ii) there shall be paid from said insurance proceeds such part thereof as shall equal the cost of repairing, restoring or reconstructing the Field or of any part thereof so that upon completion of such repairs, restoration, reconstruction, or erection of the Field Improvements shall be equal to the replacement value of the Field Improvements;

                     (iii) payments pursuant to paragraphs (i) or (ii) of this
                  Subsection (a) from such insurance proceeds shall be made by Gateway from time to time as the work progresses in amounts equal to the cost of labor and materials incorporated into and used in such work, and builders', architects' and engineers' fees and other charges in connection with such work upon delivery to Gateway of a certificate of an authorized architect in charge of such work certifying that the amounts so to be paid are payable in accordance with the provisions of this Article and that such amounts are then due and payable and have not theretofore been paid.

                  (b) All insurance proceeds paid to the Lessee on account of such Property Damage shall be held in trust by the Lessee for the benefit of Gateway and shall be paid immediately by the Lessee to Gateway.

                  (c) In the event that any of the insurance proceeds paid by the insurance companies shall remain after the completion of such repairs, restoration, reconstruction or erection, the excess shall be deposited in the Capital Repairs Fund and used for the purposes set forth therein.

                  (d) In the event that the insurance proceeds paid, as hereinabove provided, together with the funds available in the Capital Repairs Fund are insufficient for making such permanent repairs, restoration or reconstruction or erection and no party is willing to provide the additional funds needed therefor, Gateway or the Lessee shall notify the other party of such determination in writing and thereupon this Agreement shall cease and terminate and all future Rent and other amounts due by the Lessee hereunder shall cease as of the date of such written notice and the total insurance proceeds so paid shall be allocated equitably between Gateway and Lessee.

                                   ARTICLE XV
                                   ----------

                                 INDEMNIFICATION

                  15.1 LESSEE INDEMNIFICATION. Subject to the limitations hereinafter set forth, the Lessee hereby agrees to indemnify and hold harmless Gateway, its officers, members, employees and agents from and against all loss, cost and expense in connection with proceedings, judicial or otherwise, and claims, demands and judgments, together with costs and expenses including attorneys' fees relating thereto, arising out of damage or injury to person or property occurring on or about the Field which occurs after the Completion Date and while the Agreement is in effect. Notwithstanding the foregoing, in no event shall the foregoing indemnification obligation be applicable to any loss, cost or expense arising out of any Excluded Occurrences.

                  15.2 GATEWAY INDEMNIFICATION. Gateway hereby agrees to indemnify, defend and hold the Lessee, its partners, officers, directors, employees and agents harmless from and against all loss, cost and expense in connection with proceedings, judicial or otherwise, and claims, demands and judgments, together with costs and expenses including attorneys' fees, arising solely out of any Excluded Occurrence which occur while this Agreement is in effect.

                  15.3 PROCEDURE REGARDING INDEMNIFICATION.

                  (a) If the Indemnified Party shall discover or have actual notice of facts giving rise or which may give rise to a claim for indemnification under this Article XV, or shall receive notice of any Action, with respect to any matter for which indemnification may be claimed, the Indemnified Party shall, within twenty (20) days following service of process (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such service of process) or within twenty
(20) days after any other such notice, notify the Indemnifying Party in writing thereof together with a statement of such information respecting such matter as the Indemnified Party then has; it being understood and agreed that any failure or delay of the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from liability hereunder except and solely to the extent that such failure or delay shall have materially adversely affected the Indemnifying Party's ability to defend against, settle, or satisfy any such Action. Following such notice, the Indemnifying Party shall have the right, at its sole cost and expense, to contest or defend such Action through attorneys, accountants, and others of its own choosing (the choice of such attorneys, accountants, and others being subject to the approval of the Indemnified Party, such approval not to be unreasonably withheld) and in the event it elects to do so, it shall promptly notify the Indemnified Party of such intent to contest or defend such Action. If within twenty (20) days following such notice from the Indemnified Party (or within such shorter time as may be necessary to give the Indemnified Party a reasonable opportunity to respond to service of process or other judicial or administrative action), the Indemnified Party has not received notice from the Indemnifying Party that such Action will be contested or defended by the Indemnifying Party, the Indemnified Party shall have the right to (i) authorize attorneys satisfactory to it to represent it in connection therewith or (ii) at any time settle, compromise, or pay such action, in either of which events the Indemnified Party shall be entitled to indemnification therefor subject to this
Section 15.3.

                  (b) In the event and so long as the Indemnifying Party is actively contesting or defending against an Action as hereinabove provided, the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in such contest or defense, shall join in making any appropriate counterclaim or cross-claim in connection with the Actions, and shall provide such access to the books and records of the Indemnified Party as shall be necessary in connection with such defense or contest, all at the sole cost and expense of the Indemnifying Party. Notwithstanding that an Indemnifying Party is actively conducting such defense or contest, any Action may be settled, compromised or paid by the Indemnified Party without the consent of the Indemnifying Party; PROVIDED, HOWEVER, that if such action is taken without the Indemnifying Party's consent, its indemnification obligations in respect of such claim shall thereby be nullified. Any such Action may be settled, compromised, or paid by the Indemnifying Party without the Indemnified Party's consent, so long as such settlement or compromise does not cause the Indemnified Party to incur any present or future material cost, expense, obligation or liability of any kind or nature.

                  (c) In the event any Action involves matters partly within or partly outside the scope of the indemnification by the Indemnifying Party hereunder, then the attorneys' fees, costs, and expenses of contesting or defending such Action shall be equitably allocated between the Indemnified Party and the Indemnifying Party.

                  15.4 LIMITATION. Indemnification under this Article XV does not include indemnification against loss or liability due to Force Majeure.

                                   ARTICLE XVI
                                   -----------

                                   ASSIGNMENT

                  16.1 ASSIGNMENT BY LESSEE. The Lessee shall not assign or transfer this Agreement, in whole or in part, with or without consideration, to any Person without the prior written consent of Gateway which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Gateway's consent shall be granted automatically if (a) the proposed assignee shall have acquired the Major League Baseball franchise now held by the Lessee in accordance with all applicable Major League rules and regulations, (b) the American League and the Office of the Commissioner of Baseball shall have approved the assignment, and
(c) such assignee assumes all of the Lessee's obligations under this Agreement and agrees to be bound by this Agreement. Upon the assignment of this Agreement by the Lessee with the consent of Gateway, or to another party where consent is not required, the liability of the Lessee shall cease with respect to liabilities accruing from and after the effective date of such assignment.

                  16.2 SUBLETTING. The Lessee shall not sublease all or any part of the Field and the Field Improvements, nor permit other persons to occupy or conduct business in the Baseball Facility or any part thereof, except as expressly permitted by this Agreement or with the prior written consent of Gateway, which consent shall not be unreasonably withheld.

                  16.3 ASSIGNMENT BY LESSOR. Gateway shall have the right to assign and transfer its rights under and interest in this Agreement, and pledge any Rent or other sums to which Gateway is entitled under this Agreement or any other interest Gateway has in this Agreement, in whole or in part, as security for the repayment of the Bonds, or other financing approved by the Lessee for the costs of the design and construction of the Improvements (including, without limitation, any letter of credit issued to secure the Bonds). All costs incurred in connection with any such pledge shall be the sole responsibility of Gateway. Gateway shall also have the right to assign and transfer its right, title and interest in and to this Agreement, in whole or in part, to the City or the County pursuant to and subject to the Three Party Agreement.

                  16.4 ASSIGNEES AND SUBTENANTS. If Gateway consents at any time to any assignment or sublease as defined in this Article XVI, the Lessee and any such assignee or sublessee, in addition to any other consideration that may pass between them in connection therewith, shall be deemed to have covenanted not to make any further assignment or sublease contrary to the provisions of this
Article XVI. Such covenant shall be deemed to have been made as of the date of such consent by Gateway, and shall take effect prospectively from the date thereof. In addition, if any assignee of this Agreement is not a limited partnership, the covenants and warranties by the Lessee set forth in Article XX hereof shall be appropriately modified to take into account the nature of the assignee.


                                  ARTICLE XVII
                                  ------------

                                 EMINENT DOMAIN

                  17.1 TERMINATION FOR CONDEMNATION. In the event that a Condemnation with respect to any material part of the Field and the Field Improvements shall occur at any time during the Term, this Agreement shall terminate (except as hereinafter provided below), on the date on which possession is required to be delivered to the condemning authority. As used herein, "material part" shall mean any of the following:

                  (a) Any part of the Field and the Field Improvements that, in the reasonable determination of the Lessee, would cause the Lessee to become unable to make use of the Field and the Field Improvements for its intended operations or to experience a material loss of revenue;

                  (b) Any part of the area between the Ballpark Improvements and a public street or highway, Condemnation of which would cause the Lessee to become unable to provide reasonable access to the Field and the Field Improvements; or

                  (c) Any portion of the Gateway Common Areas the loss of which results in fewer than 1,500 parking spaces being available on the same terms and conditions as the On-Site Parking to the Lessee and the Operator of equal quality and no greater distance from the Baseball Facility than the On-Site Parking; PROVIDED, HOWEVER, that Lessee may elect, in its sole discretion, not to treat any of the foregoing as a "material part" of the Field and the Field Improvements, in which event this Agreement shall not terminate. If this Agreement terminates pursuant to the provisions of this Section 17.1, all rights, obligations and liabilities of the parties hereto shall end as of the effective date of such termination, without prejudice to any rights which have accrued prior to such termination.

                  17.2 ALLOCATION OF AWARD. The amount of any award for or on account of any Condemnation shall be paid directly to the Lessee. The Lessee shall have the right to be represented by counsel of its choosing in any Condemnation proceedings.

                  17.3 PERFORMANCE OF WORK. If there shall be a Condemnation and this Agreement shall not terminate as a result thereof, Gateway shall be required to perform any and all work necessary to restore the Field and the Field Improvements for the Lessee's use in as expeditious a manner as possible.

                  17.4 TEMPORARY TAKING. This Agreement shall not terminate by reason of a temporary taking of the Field and the Field Improvements or any portion thereof for public use, except as provided in this Section 17.4. In the event of such a temporary taking, the rights and obligations of the parties under this Agreement shall continue in full force and effect, except that:

                  (a) any award for such temporary taking shall be governed by the provisions of Section 17.2 hereof;

                  (b) upon the termination of such temporary taking, Gateway shall use its reasonable efforts to restore the Field and the Field Improvements to a state equivalent to that which the Field and the Field Improvements were in immediately prior to such temporary taking;

                  (c) during any period of a temporary taking (or such longer period as is reasonably necessary to allow the Lessee to make suitable alternate arrangements), the Lessee shall be entitled to make arrangements for an alternate site for the Team's home baseball games, on the same terms and conditions as provided in Article XVIII hereof; and

                  (d) notwithstanding the foregoing, the Lessee shall have the right to terminate this Agreement as of the end of any Season if the remaining period of such temporary taking will be for a period of more than two (2) Seasons following the date of the termination, as evidenced by the issuance of any written statement by a duly authorized official of the condemning authority to the effect that such temporary taking will be for such period of time.


                                  ARTICLE XVIII
                                  -------------

                                 UNTENANTABILITY

                  If the Field and the Field Improvements are untenantable in whole or in any material part as a result of (a) Gateway's inability to cause Substantial Completion as provided herein, or (b) any Major Capital Repair or the event or events which gave rise thereto (including any Major Capital Repair necessitated by any of the events set forth in Article XVII hereof), then the Lessee shall (y) comply with the terms set forth in Article IV hereof, in the case of any untenantability resulting from (a) above, or (z) make arrangements for an alternate site for its Home Dates during the period of such untenantability (or such longer period as is reasonably necessary to allow the Lessee to make suitable alternate arrangements), in the case of any untenantability resulting from (b) above. During the period in which the Lessee is playing its games at an alternate site, the Lessee will not be responsible for any obligations accruing under this Agreement. In the event that untenantability caused by a Major Capital Repair or the event or events which gave rise thereto (other than a Major Capital Repair necessitated by the events set forth in Article XVII hereof) continues for a period of two (2) Seasons or totals a number of days equal to two (2) Seasons in any three (3) year period, the Lessee may at its option, exercised in its reasonable discretion, terminate this Agreement upon thirty (30) days' prior written notice to Gateway. If untenantability is caused by any Major Capital Repair necessitated by the events set forth in Article XVII hereof, the Lessee's right to terminate this Agreement shall be governed by Article XVII.


                                   ARTICLE XIX
                                   -----------

                                   CONDITIONS

                  The Lessee's obligations to take possession of the Field and the Field Improvements and to make any payments to Gateway or assume any other obligations pursuant to the terms of this Agreement are expressly conditioned upon the satisfaction of each of the conditions precedent on or before the dates set forth in Article XXII of the Lease Agreement (the "Deadline Dates"), unless waived in writing by the Lessee. In the event any of the conditions precedent set forth in Article XXII of the Lease Agreement is not satisfied by the applicable Deadline Date, the Lessee may elect to (i) waive the condition, (ii) extend the Deadline date on which such condition must be satisfied provided, however, that the Deadline Date set forth in Section 25.4 of the Management Agreement shall not be extended without the prior written approval of such extensions by Gateway, or (iii) terminate this Agreement upon thirty (30) days' prior written notice to Gateway. The Lessee shall notify Gateway of the Lessee's election within thirty (30) days after the Deadline Date. Failure of the Lessee to notify Gateway shall be deemed to be an election by the Lessee to waive such condition.


                                   ARTICLE XX
                                   ----------

                            REPRESENTATIONS BY LESSEE

                  The Lessee represents and warrants as follows, as of the date hereof and at all times from and after the date hereof until the expiration or termination of this Agreement:

                  20.1 VALID EXISTENCE. The Lessee is a limited partnership duly organized and validly existing under the laws of the State of Ohio. The Lessee has full partnership power to own its property and conduct its business as presently conducted.

                  20.2 POWER; NO LIMITATION ON ABILITY TO PERFORM. The Lessee has full partnership power and authority to execute and deliver this Agreement and to carry out and perform all of the terms and provisions of this Agreement, and all transactions contemplated hereby, to the extent required to be carried out or performed by the Lessee. Subject to satisfaction of the requirements of
Article XXVI hereof, (a) neither the Lessee's partnership agreement or certificate of limited partnership or Baseball Corporation's articles of incorporation or code of regulations, nor any rule, policy, constitution, by-law or agreement of the American League or Major League Baseball, nor any other agreement, law or other rule in any way prohibits, limits or otherwise affects the right or power of the Lessee or Baseball Corporation to enter into and perform all of the terms and provisions of this Agreement and each document, agreement and instrument executed and to be executed by the Lessee or Baseball Corporation in connection herewith, and all transactions contemplated hereby and thereby, and (b) neither the Lessee nor any of its partners (general or limited, including, without limitation, Baseball Corporation), or stockholders of any corporate partner, officers, directors or any of their personal or legal representatives are party to or bound by any contract, agreement, indenture, trust agreement, note, obligation or other instrument which could prohibit, limit or otherwise affect the same. Except for the approval required by Article XXVI hereof, no consent, authorization or approval of, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required for the due execution, delivery and performance by the Lessee and Baseball Corporation of this Agreement or any other agreement, document or instrument executed and delivered by the Lessee or Baseball Corporation in connection herewith, or any of the transactions contemplated hereby or thereby.

                  20.3 VALID EXECUTION. The execution and delivery of this Agreement by the Lessee has been duly and validly authorized by all necessary action. This Agreement and all other agreements, documents and instruments executed and delivered by the Lessee in connection herewith are, and each other agreement, document or instrument to be executed and delivered by the Lessee in connection herewith when executed and delivered will be, legal, valid and binding obligations of the Lessee, enforceable against the Lessee in accordance with their respective terms.

                  20.4 DEFAULTS. The execution, delivery and performance of this Agreement and each agreement, document and instrument executed and to be executed and delivered by the Lessee or Baseball Corporation in connection herewith (a) do not and will not violate or result in a violation of, contravene or conflict with, or constitute a default under (i) any agreement, document or instrument to which the Lessee or Baseball Corporation is a party or by which the Lessee's or Baseball Corporation's assets may be bound or affected, (ii) any law, statute, ordinance or regulation applicable to the Lessee or Baseball Corporation, or (iii) the articles of incorporation or code of regulations of Baseball Corporation, or the partnership agreement or certificate of limited partnership of the Lessee, and (b) do not and will not result in the creation or imposition of any lien or other encumbrance upon the assets of the Lessee or Baseball Corporation.

                  20.5 GOOD STANDING OF BASEBALL CORPORATION. Baseball Corporation is the Lessee's sole general partner, and is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

                  20.6 POWER OF BASEBALL CORPORATION. Baseball Corporation has full corporate power and authority to execute and deliver this Agreement on behalf of the Lessee as the Lessee's sole general partner, and to carry out the terms and provisions of this Agreement, and all transactions contemplated hereby.

                  20.7 VALID EXECUTION BY BASEBALL CORPORATION. The execution and delivery of this Agreement by Baseball Corporation on behalf of the Lessee as the Lessee's sole general partner has been duly and validly authorized by all necessary action.

                  20.8 COMPLIANCE WITH LAWS. The Lessee shall comply, at all times, with all laws and regulations applicable to its use of the Baseball Facility in accordance with the terms of this Agreement, and shall obtain licenses and permits (other than building permits and certificates of occupancy in connection with the construction thereof), necessary in connection therewith at its sole cost and expense.

                  20.9 MAINTENANCE OF GOOD STANDING IN LEAGUE. The Lessee and Baseball Corporation shall maintain the Team as an American League baseball team in good standing.


                                   ARTICLE XXI
                                   -----------

                           REPRESENTATIONS BY GATEWAY

                  Gateway represents and warrants as follows, as of the date hereof and at all times from and after the date hereof until the expiration or termination of this Agreement:

                  21.1 VALID EXISTENCE. Gateway is a nonprofit corporation, duly organized, validly existing and in good standing under the laws of the State of Ohio. Gateway has full corporate power to own its property and conduct its business as presently conducted.

                  21.2 POWER; NO LIMITATION ON ABILITY TO PERFORM. Gateway has the power and authority to execute and deliver this Agreement and to carry out and perform all of the terms and provisions of this Agreement, and all transactions contemplated hereby, to the extent required to be carried out or performed by Gateway. Neither Gateway's articles of incorporation or code of regulations, nor any other agreement, law or other rule in any way prohibits, limits or otherwise affects the right or power of Gateway to enter into and perform all of the terms and provisions of this Agreement and each document, agreement and instrument executed and to be executed by Gateway in connection herewith, and all transactions contemplated hereby and thereby, and neither Gateway nor any of its officers, directors or any of their personal or legal representatives are party to or bound by any contract, agreement, indenture, trust agreement, note, obligation or other instrument which could prohibit, limit or otherwise affect the same. No consent, authorization or approval of, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other person is required for the due execution, delivery and performance by Gateway of this Agreement or any other agreement, document or instrument executed and delivered by Gateway in connection herewith, or any of the transactions contemplated hereby or thereby.

                  21.3 VALID EXECUTION. The execution and delivery of this Agreement by Gateway has been duly and validly authorized by all necessary action. This Agreement and all other agreements, documents and instruments executed and delivered by Gateway in connection herewith are, and each other agreement, document or instrument to be executed and delivered by Gateway in connection herewith when executed and delivered will be, legal, valid and binding obligations of Gateway, enforceable against Gateway in accordance with their respective terms.

                  21.4 DEFAULTS. The execution, delivery and performance of this Agreement and each agreement, document and instrument executed and delivered and to be executed and delivered by Gateway in connection herewith (a) do not and will not violate or result in a violation of, contravene or conflict with, or constitute a default under: (i) any agreement, document or instrument to which Gateway is a party or by which Gateway's assets may be bound or affected, (ii) any law, statute, ordinance or regulation applicable to Gateway, or (iii) the articles of incorporation or code of regulations of Gateway; and (b) do not and will not result in the creation or imposition of any lien or other encumbrance upon the assets of Gateway.

                  21.5 COMPLIANCE WITH LAWS. Gateway shall comply, at all times, with all laws and regulations applicable to its construction and use of the Baseball Facility in accordance with the terms of this Agreement, and shall obtain licenses and permits, including, but not limited to, all building permits and certificates of occupancy in connection with the construction thereof, necessary in connection therewith at its sole cost and expense.

                  21.6 TITLE. Gateway owns fee simple title to the Central Market Square Site free and clear of all liens and encumbrances thereon except
(i) as set forth in that certain title policy issued on December 28, 1990, by Midland Title Security, Inc. as agent for First American Title Insurance Company, Policy No. 052032, (ii) real estate taxes that are not yet due and payable, or (iii) immaterial liens.

                  21.7 THREE PARTY AGREEMENT AND CENTRAL MARKET COMMUNITY DEVELOPMENT PLAN. The foregoing warranties and representations are subject to the necessary amendments to the Three Party Agreement and the Central Market Community Development Plan required to conform those documents to this Agreement, the Management Agreement, the Ground Lease and the Common Area Maintenance Agreement.


                                  ARTICLE XXII
                                  ------------

                  SUBORDINATION, NONDISTURBANCE AND ATTORNMENT

                  Subject to Gateway furnishing the Lessee nondisturbance agreements reasonably satisfactory in form and substance to the Lessee, this Agreement, and all rights of the Lessee hereunder shall be subject and subordinate to the mortgages which may encumber the within leasehold estate that are granted in connection with any approved Financing Arrangement. Notwithstanding anything to the contrary contained in this Article XXII, with respect to any mortgage to which this Agreement is subordinate, such subordination shall be contingent upon Gateway's securing the agreement or acknowledgment of the mortgagee (which shall be obtained pursuant to a separate written agreement with the Lessee) that this Agreement, the Lessee's rights hereunder and the Lessee's right to continue occupancy of the within leasehold estate shall not be affected or disturbed in the event of a default by Gateway (or any successor) under any mortgage and subsequent foreclosure or eviction. Such subordination shall also provide to the Lessee the right to elect to cure defaults under the mortgage. Such agreements of nondisturbance may be conditional upon the securing of the Lessee's written agreement in favor of the mortgagee to attorn to and perform under this Agreement. If any mortgagee shall succeed to the rights of Gateway hereunder, whether through possession, foreclosure action or delivery of a new lease or deed, or otherwise, then, at the request of such party ("Successor Landlord"), the Lessee shall attorn to, and recognize, each Successor Landlord as the Lessee's landlord under this Agreement and shall execute and deliver any reasonable instrument such Successor Landlord may reasonably request to further evidence such attornment; provided, however, that the Lessee's attornment shall be subject to the condition that the Successor Landlord agrees to recognize the Lessee as the owner of the within leasehold estate and the possessory rights thereto, on and subject to all of the terms, conditions, obligations and benefits of this Agreement. If a mortgagee shall so elect by notice to the Lessee, this Agreement and the Lessee's rights hereunder shall be superior and prior in right to the mortgage of which such mortgagee has the benefit, with the same force and effect as if this Agreement had been executed, delivered and recorded prior to the execution, delivery and recording of such mortgage.



                                  ARTICLE XXIII
                                  -------------

                         ESTOPPEL CERTIFICATE BY LESSEE

                  The Lessee agrees that at any time and from time to time upon not less than ten (10) Business Days' prior request by Gateway, the Lessee will execute, acknowledge and deliver to Gateway a statement in writing certifying
(a) that this Agreement is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and identifying the modifications), (b) the dates to which the Rent and other charges have been paid, (c) that, so far as the Lessee knows, Gateway is not in default under any provisions of this Lease or, if there has been a default, the nature of said default, and (d) any other matter that Gateway or such prospective mortgagee or other lender shall reasonably request. It is intended that any such statement may be relied upon by any person proposing to acquire Gateway's interest in this Agreement or any prospective mortgagee of, or assignee of any mortgage upon, such interest.


                                  ARTICLE XXIV
                                  ------------

                                  MISCELLANEOUS

                  24.1 FORCE MAJEURE. Except as otherwise herein expressly provided, if either party shall be delayed or hindered in, or prevented from, the performance of any covenant or obligation hereunder, other than one for the payment of money, as a result of any Force Majeure and, provided that the party delayed, hindered or prevented from performing notifies the other party not later than ten (10) Business Days after a Reporting Period of any such delay, hindrance or prevention occurring during the Reporting Period at issue, then the performance of such covenant or obligation, other than one for the payment of money, shall be excused for the impact of such delay, hindrance or prevention and the period for the performance of such covenant or obligation shall be extended by the number of days equivalent to the number of days of the impact of such delay, hindrance or prevention. Failure to so provide the Reporting Period notice as to a delay commencing during the Reporting Period at issue will result in waivers of both excuse in performance and extension of time to perform under this Section 24.1 with respect to any delay within that Reporting Period.

                  24.2 AMENDMENT; WAIVER. No alteration, amendment or modification hereof shall be valid unless executed by an instrument in writing by the parties hereto with the same formality as this Agreement. The failure of the Lessee or Gateway to insist in any one or more instances upon the strict performance of any of the covenants, agreements, terms, provisions or conditions of this Agreement or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition, election or option, but the same shall continue and remain in full force and effect. No waiver by the Lessee or Gateway of any covenant, agreement, term, provision or condition of this Agreement shall be deemed to have been made unless expressed in writing and signed by an appropriate official on behalf of Gateway or the Lessee. The payment by either party of sums due and payable hereunder, with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained, shall not be deemed a waiver of such breach.

                  24.3 CONSENT. Unless otherwise specifically provided herein, no consent or approval by the Lessee or Gateway permitted or required under the terms of this Agreement shall be valid or be of any validity whatsoever unless the same shall be in writing, signed by the party by or on whose behalf such consent is given.

                  24.4 SEVERABILITY. If any Article, Section, Subsection, term or provision of this Agreement or the application thereof to any party or circumstance shall, to any extent, be invalid or unenforceable, the remainder of the Article, Section, Subsection, term or provision of this Agreement or the application of same to parties or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and each remaining Article, Section, Subsection, term or provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  24.5 COVENANT OF QUIET ENJOYMENT. Gateway covenants that if, and so long as, the Lessee keeps and performs each and every covenant, agreement, term, provision and condition of this Agreement on the part and on behalf of the Lessee to be kept and performed, the Lessee shall quietly enjoy its rights under this Agreement without hindrance or molestation by Gateway or by any other person lawfully claiming the same by, through or under Gateway, subject to the covenants, agreements, terms, provisions and conditions of this Agreement.

                  24.6 RECORDATION OF LEASE. Neither party shall record this Agreement, whether in the public records of Cuyahoga County or elsewhere. However, at the request of either party, the parties shall promptly execute, acknowledge and deliver to each other a Memorandum of Lease in the form of Exhibit B (and a Memorandum of Modification of Lease in respect of any modification of this Agreement) sufficient for recording. Such memoranda shall not be deemed to change or otherwise affect any of the obligations or provisions of this Agreement.

                  24.7 PRORATIONS. Any apportionment or prorations related to the use of the Baseball Facility during a Season including but not limited to, the Annual Capital Repair Fund Deposit, shall be computed on the basis of the length of the Season, otherwise any apportionment or prorations to be made under this Agreement shall be computed on the basis of a year containing three hundred sixty-five (365) days, consisting of twelve (12) months of the actual number of days in each.

                  24.8 TERMS. Unless the context clearly requires otherwise, the singular includes the plural, and vice versa, and the masculine, feminine and neuter adjectives and pronouns include one another.

                  24.9 CAPTIONS. The captions of Articles and Sections are for convenient reference only and shall not be deemed to limit, construe, affect, modify or alter the meaning of such Articles or Sections.

                  24.10 BINDING EFFECT. Each of the provisions of this Agreement shall extend to and shall, as the case may require, bind or inure to the benefit not only of Gateway and of the Lessee, but also of their respective permitted successors and assigns pursuant to Article XVI.

                  24.11 AGREEMENT CONTAINS ALL TERMS. All of the representations, agreements, understandings and obligations of the parties are contained herein and in the Exhibits attached hereto. This Agreement shall be deemed to supersede the Memorandum and all other documents, writings, letters and agreements executed in connection therewith.

                  24.12 ONLY LANDLORD-TENANT RELATIONSHIP. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association between Gateway and the Lessee, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Gateway and the Lessee other than the relationship of landlord and tenant. No mechanics', materialmen's or laborers' liens or other liens of any character whatsoever created or suffered by the Lessee shall in any way, or to any extent, affect, attach or apply to the interest or rights of Gateway hereunder or its rights or interest in any of the Baseball Facility or attach to its title to or rights in the Baseball Facility unless such lien is related to work, services or goods either: (i) requested by Gateway, or (ii) required to be performed or provided by Gateway pursuant to this Agreement.

                  24.13 NOTICES. All notices, demands, consents, approvals, statements, requests and invoices to be given under this Agreement shall be in writing, signed by the party or officer, agent or attorney of the party giving the notice, and shall be deemed to have been effective upon delivery if served personally, or upon the third day from and including the day of posting if deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed as follows:

                  For Gateway:      Gateway Economic Development
                                    Corporation of Greater Cleveland
                                    402 Terminal Tower
                                    Cleveland, Ohio 44113
                                    Attention:  Executive Director

                  With a copy to:   Climaco, Climaco, Seminatore,
                                    Lefkowitz & Garafoli Co., L.P.A.
                                    Halle Building, Suite 900
                                    1228 Euclid Avenue
                                    Cleveland, Ohio 44115
                                    Attention: Anthony J. Garofoli, Esq.

                  With a copy to:   Calfee, Halter & Griswold
                                    1800 Society Building
                                    Cleveland, Ohio 44114
                                    Attention: Thomas E. Wagner, Esq.

                  For Lessee:       Cleveland Indians Baseball Company
                                    Limited Partnership
                                    Cleveland Stadium
                                    Cleveland, Ohio 44114
                                    Attention:  General Manager

                  With a copy to:   Richard E. Jacobs
                                    25425 Center Ridge Road
                                    Westlake, Ohio 44145

                  With a copy to:   Baker & Hostetler
                                    3200 National City Center
                                    Cleveland, Ohio 44115
                                    Attention: Gary L. Bryenton, Esq.

Either party may from time to time by written notice given to the other pursuant to the terms of this Section 24.13 change the address to which notices shall be sent.

                  24.14 APPLICABLE LAW. This Agreement has been prepared in the State of Ohio and shall be governed in all respects by the laws of the State of Ohio.

                  24.15 CROSS REFERENCES. Any reference in this Agreement to a Section, Subsection, Article or Exhibit is a reference to a Section, Subsection, Article or Exhibit, as appropriate, of this Agreement, unless otherwise expressly indicated.

                  24.16 REPRESENTATIVES. The Lessee's representative for implementation of the terms of this Agreement shall be Richard E. Jacobs, or such individual or individuals designated, in writing, by Richard E. Jacobs to act for the Lessee on certain specified matters ("Lessee's Representative"). Gateway's representative for implementation of the terms of this Agreement shall be the Executive Director ("Gateway's Representative"). Either party may substitute representatives by notice to the other party delivered in accordance with Section 24.13.

                  24.17 EFFECTIVE DATE. This Agreement shall be a legally binding agreement, in full force and effect, as of the date set forth in the first paragraph of this Agreement.

                  24.18 ANTIDISCRIMINATION CLAUSE. The Lessee shall not discriminate on the basis of race, color, political or religious opinion or affiliation, creed, age, physical or mental handicap, sex, marital status, ancestry, national origin or sexual preference/orientation. This shall apply to all organizations which receive permission for the use of all or any portion of the Baseball Facility, either in writing or verbally, from the Lessee and Gateway or by applying for a permit or receiving permission in any other way from the Lessee and Gateway. Gateway and the Lessee shall comply with all applicable state, local and federal laws, rules, regulations, executive orders and agreements pertaining to discrimination in employment, unlawful employment practices and affirmative action. The Lessee shall use reasonable efforts to encourage and promote opportunities for minorities and women in the operation of the Ballpark. The Lessee shall be an equal opportunity employer.

                  24.19 ACCORD AND SATISFACTION. Payment by any party, or receipt or acceptance by a receiving party, of any payment due hereunder in an amount less than the amount required to be paid hereunder shall not be deemed an accord and satisfaction, or a waiver by the receiving party of its right to receive and recover the full amount of such payment due hereunder, notwithstanding any statement to the contrary on any check or payment or on any letter accompanying such check or payment. The receiving party may accept such check or payment without prejudice to the receiving party's right to recover the balance of such payment due hereunder or to pursue any other legal or equitable remedy provided in this Agreement.

                  24.20 NO MERGER. There shall be no merger of this Agreement or of the leasehold estate hereby created with the fee estate in the Field and the Field Improvements or any part thereof by reason of the fact that the same person, firm, corporation or other legal entity may acquire or hold, directly or indirectly, this Agreement or the leasehold estate and the fee estate in the Field and the Field Improvements or any interest in such fee estate, without the prior written consent of Gateway's mortgagee(s), if any.

                  24.21 FURTHER ASSURANCES. The Lessee and Gateway shall execute, acknowledge and deliver, after the date hereof, without additional consideration, such further assurances, instruments and documents, and shall take such further actions as Gateway or the Lessee shall reasonably request of the other in order to fulfill the intent of this Agreement and the transactions contemplated thereby.

                  24.22 JOINT PROMOTION OF BASEBALL. During the Term of this Agreement, Gateway and the Lessee shall at all times use their best efforts to promote public attendance at the Team's home baseball games at the Baseball Facility.

                  24.23 RETAINED REVENUES. Unless otherwise expressly provided for in the Lease Agreement or the Management Agreement, the Lessee shall be entitled to receive and retain all revenues generated by the operations of the Team or derived from the ownership of the franchise rights to the Team.

                  24.24 NO THIRD PARTY BENEFICIARY. The provisions of this Agreement are for the exclusive benefit of the parties hereto and not for the benefit of any third person, nor shall this Agreement be deemed to have conferred any rights, express or implied, upon any third person unless otherwise expressly provided for herein.

                  24.25 CONFORMING AMENDMENTS. The parties acknowledge that this Agreement will be amended to conform to any approved Financing Arrangements entered into from and after the date of this Agreement with the Bank, which amendments shall be subject to the approval of the parties hereto, which approval shall not be unreasonably withheld.

                  24.26 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                   ARTICLE XXV
                                   -----------

                                 LEGAL OPINIONS

                  25.1 LESSEE'S LEGAL OPINION. Upon execution of this Agreement, the Lessee shall deliver to Gateway the favorable opinion of the Lessee's counsel in the form attached as Exhibit J of the Lease Agreement and made a part hereof.

                  25.2 GATEWAY'S LEGAL OPINION. Upon execution of this Agreement, Gateway shall deliver to the Lessee the favorable opinion of Gateway's counsel in the form attached as Exhibit K of the Lease Agreement and made a part hereof.


                                  ARTICLE XXVI
                                  ------------

                                 LEAGUE APPROVAL

                  This Agreement shall be null and void, and of no further force or effect, if within sixty (60) days after execution by Gateway and the Lessee, this Agreement has not been approved by the Commissioner of Baseball and the President of the American League. After execution hereof by Gateway and the Lessee, the Lessee shall immediately request such approval.

                                  ARTICLE XXVII
                                  -------------

                              THREE PARTY AGREEMENT
                  AND CENTRAL MARKET COMMUNITY DEVELOPMENT PLAN


                  Gateway covenants to Lessee that no proceeds from the sale of Bonds or any other use of funds that would subject the Field or the Field Improvements to the terms and conditions of Sections 2.08 or 2.10(A) of the Three Party Agreement shall be used to acquire the Field or construct the Field Improvements. This Agreement shall not be subject to the terms and conditions of Sections 2.08 or 2.10(A) of the Three Party Agreement or any agreements or provisions that would, in any way, limit the Term of this Agreement or Lessee's rights to use the Field or Field Improvements as provided herein. Gateway shall not approve any amendment to the Three Party Agreement as provided in Section
5.05 thereof or the Central Market Community Development Plan as provided in
Section III.D. thereof without the prior written consent of Lessee, which consent may be withheld in Lessee's sole discretion if such amendment would materially affect Lessee's rights provided for in this Agreement, the Lease Agreement, the Management Agreement or the Gateway CAM Agreement.

                  IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.

Witnesses as to Gateway:              GATEWAY ECONOMIC DEVELOPMENT
                                      CORPORATION OF GREATER CLEVELAND,
                                      an Ohio nonprofit corporation



/s/  illegible                        By: /s/ Pat Parker
-------------------------                --------------------------------

/s/ Janice Field                      Its: /s/ Chairman
-------------------------                --------------------------------



Witnesses as to Lessee:               CLEVELAND INDIANS BASEBALL COMPANY
                                      LIMITED PARTNERSHIP, an Ohio limited
                                      partnership

                                      By:  Cleveland Baseball Corporation,
                                           an Ohio corporation, its sole
                                           general partner


/s/ illegible                         By: /s/ M Cleary
-------------------------                --------------------------------
 /s/ Janice Field                        Martin J. Cleary
-------------------------             Its: Vice President